EXHIBIT 10.3

AMENDMENT TO AMENDED AND RESTATED EXECUTIVE EMPLOYMENT AGREEMENT

This Amendment to Amended and Restated Executive Employment Agreement (this “Amendment”) is dated as of July 27, 2021 and is entered into by and between Unrivaled Brands, Inc., a Nevada corporation (the “Company”), and Francis Knuettel II (the “Executive”).

WHEREAS, the Company and the Executive entered into an Executive Employment Agreement, dated as of December 18, 2020, as amended and restated by that certain Amended and Restated Executive Employment Agreement between the Company and Executive, dated as of June 7, 2021 (as amended and restated, the “Agreement”);

WHEREAS, the Company and the Executive desire to amend the Agreement as set forth below; and

WHEREAS, all capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement.

NOW, THEREFORE, the parties hereby agree as follows:

1. Executive hereby consents to the following “Employment Change”: Executive’s title shall be changed to “Chief Executive Officer”. Executive acknowledges and agrees that the Employment Change shall not serve as a basis for “Good Reason” under the Employment Agreement.

2. Section 1.1 of the Agreement is amended to replace all references to “Chief Executive Officer and President” with references to “Chief Executive Officer.”

3. Except as specifically modified herein, any of the other terms of the Agreement shall remain in full force and effect.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

UNRIVALED BRANDS, INC.

By:	/s/ Eric Baum
Name:	Eric Baum
Title:	Compensation Committee Chair

EXECUTIVE

/s/ Francis Knuettel II
Francis Knuettel II

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